EXHIBIT 1



                                              JOINT FILING AGREEMENT


                  The undersigned agree that the foregoing Statement on Schedule 13D, dated December 7, 1995 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  December 7, 1995

                                            /s/ Thomas W. Smith
                                                  Thomas W. Smith


                                            /s/ Thomas N. Tryforos
                                                  Thomas N. Tryforos